                                                                   EXHIBIT 99.02

                            BROADBASE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                               MARCH 31,         DECEMBER 31,
                                                                                                 2001              2000 (1)
                                                                                              ------------       ------------
                                                                                               (UNAUDITED)
                                            ASSETS
        Current assets:
           Cash and cash equivalents ...................................................      $     70,731       $     51,186
           Short-term investments ......................................................            59,939            101,034
           Accounts receivable, net ....................................................            20,789             27,536
           Prepaid expenses and other current assets ...................................             5,892              8,357
                                                                                              ------------       ------------
             Total current assets ......................................................           157,351            188,113
        Restricted cash ................................................................             2,473              2,473
        Property and equipment, net ....................................................            18,570             17,730
        Long-term investments ..........................................................                --             15,540
        Goodwill and intangible assets, net ............................................            32,771          1,044,287
        Other assets ...................................................................             6,359              7,792
                                                                                              ------------       ------------
             Total assets ..............................................................      $    217,524       $  1,275,935
                                                                                              ============       ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities:
           Accounts payable ............................................................      $      7,661       $     16,210
           Accrued compensation ........................................................            10,768              7,961
           Accrued expenses ............................................................            12,336             28,890
           Current portion of bank line of credit, notes payable and capital lease
             obligations ...............................................................               326                346
           Deferred revenue ............................................................            16,671             16,320
                                                                                              ------------       ------------
             Total current liabilities .................................................            47,762             69,727
        Bank line of credit, notes payable and capital lease obligations ...............               610                703
                                                                                              ------------       ------------
             Total liabilities .........................................................            48,372             70,430
        Stockholders' equity:
        Common stock ...................................................................                82                 81
        Additional paid-in capital .....................................................         1,484,835          1,484,130
        Deferred stock compensation ....................................................           (31,686)           (42,899)
        Notes receivable from stockholders .............................................              (963)              (436)
        Accumulated other comprehensive income (loss) ..................................               390               (268)
        Accumulated deficit ............................................................        (1,283,506)          (235,103)
                                                                                              ------------       ------------
             Total stockholders' equity ................................................           169,152          1,205,505
                                                                                              ------------       ------------
             Total liabilities and stockholders' equity ................................      $    217,524       $  1,275,935
                                                                                              ============       ============

See accompanying notes to the Condensed Consolidated Financial Statements.

(1) The balance sheet at December 31, 2000 has been derived from the audited consolidated financial statements as of that date.

                            BROADBASE SOFTWARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                               -------------------------------
                                                                                   2001               2000
                                                                               ------------       ------------
        Net revenue:
             License ....................................................      $      7,176       $      4,520
             Professional services ......................................             3,210              1,119
             Maintenance ................................................             2,646                662
                                                                               ------------       ------------
                       Total net revenue ................................            13,032              6,301
                                                                               ------------       ------------

        Cost of revenue:
              License ...................................................             1,047                607
              Professional services (1) .................................             6,005              1,531
              Maintenance (2) ...........................................               660                288
              Amortization of acquired core and developed technology ....             1,632                264
                                                                               ------------       ------------
                       Total cost of revenue ............................             9,344              2,690
                                                                               ------------       ------------
        Gross margin ....................................................             3,688              3,611
                                                                               ------------       ------------

        Operating expenses:
             Sales and marketing (3) ....................................            13,979              7,578
             Research and development (4) ...............................             7,512              2,764
             General and administrative (5) .............................             4,299              1,126
             Amortization of deferred stock compensation ................             7,917              3,510
             Amortization of intangible assets and goodwill .............            56,160             11,896
             Acquired in-process research and development ...............                --             10,057
             Merger expenses ............................................             6,208              6,184
             Impairment of intangible assets and goodwill ...............           958,219                 --
                                                                               ------------       ------------
                       Total operating expenses .........................         1,054,294             43,115
                                                                               ------------       ------------
        Loss from operations ............................................        (1,050,606)           (39,504)
        Interest income .................................................             2,217              2,179
        Interest expense ................................................               (14)              (133)
                                                                               ------------       ------------
        Net loss ........................................................      $ (1,048,403)      $    (37,458)
                                                                               ============       ============

        Basic and diluted net loss per share ............................      $     (12.90)      $      (0.92)
                                                                               ============       ============
        Weighted-average shares used in computing
         basic and diluted net loss per share ...........................            81,267             40,532
                                                                               ============       ============

(1) Excludes $945 and $842 of amortization of deferred stock compensation for the three months ended March 31, 2001 and 2000, respectively.

(2) Excludes $17 and $26 of amortization of deferred stock compensation for the three months ended March 31, 2001 and 2000, respectively.

(3) Excludes $1,651 and $889 of amortization of deferred stock compensation for the three months ended March 31, 2001 and 2000, respectively.

(4) Excludes $3,713 and $365 of amortization of deferred stock compensation for the three months ended March 31, 2001 and 2000, respectively.

(5) Excludes $1,591 and $1,388 of amortization of deferred stock compensation for the three months ended March 31, 2001 and 2000, respectively.

See accompanying notes to the Condensed Consolidated Financial Statements.

                            BROADBASE SOFTWARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                      THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                -----------------------------
                                                                                                     2001               2000
                                                                                                ------------       ------------
        OPERATING ACTIVITIES:
            Net loss                                                                            $ (1,048,403)      $    (37,458)
            Adjustments to reconcile net loss to net cash used in
              operating activities:
                Depreciation                                                                           1,778                451
                Acquired in-process research and development                                              --             10,057
                Impairment of intangible assets and goodwill                                         958,219                 --
                Amortization of acquired core and developed technology                                 1,632                264
                Amortization of intangible assets and goodwill                                        56,160             11,896
                Amortization of deferred stock compensation                                            7,917              3,510
                Value of common stock issued to non-employees                                             --                276
            Changes in balance sheet items:
                    Accounts receivable                                                                6,747             (4,283)
                    Prepaid expenses and other current assets                                          2,473               (302)
                    Accounts payable                                                                  (8,549)            (5,528)
                    Accrued expenses                                                                 (14,407)             6,067
                    Deferred revenue                                                                     338              1,413
                    Proceeds from sublease deposit                                                        --                103
                                                                                                ------------       ------------
                        Net cash used in operating activities                                        (36,095)           (13,534)
        INVESTING ACTIVITIES:
             Maturity (purchase) of short-term investments, net                                       56,635            (19,428)
             Changes in other assets                                                                       6                 --
             Purchases of property and equipment                                                      (2,618)            (1,813)
                                                                                                ------------       ------------
                        Net cash provided by (used in) investing activities                           54,023            (21,241)
        FINANCING ACTIVITIES:
            Proceeds from issuance of common stock upon exercise of options                              298                167
            Proceeds from issuance of common stock from employee stock purchase program                  853                322
            Proceeds from issuance of common stock in secondary public offering, net                      --            175,204
            Repayment of notes receivable from stockholders                                               --                417
            Payments on notes payable                                                                    (78)               (82)
            Principal payments on capital lease obligations                                             (114)               (17)
            Principal payments on equipment line of credit                                                --               (139)
                                                                                                ------------       ------------
                        Net cash provided by financing activities                                        959            175,872
                                                                                                ------------       ------------
            Effect of foreign exchange rate changes on cash and cash equivalents                         658                (46)
                                                                                                ------------       ------------
            Net increase in cash and cash equivalents                                                 19,545            141,051
        Cash and cash equivalents:
             Beginning of period                                                                      51,186             76,642
                                                                                                ------------       ------------
             End of period                                                                      $     70,731       $    217,693
                                                                                                ============       ============
        Supplemental schedule of non cash investing activities:
             Issuance of common stock in connection with purchase
                business combinations                                                                    $--       $    362,953

See accompanying notes to the Condensed Consolidated Financial Statements

                            BROADBASE SOFTWARE, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    Broadbase Software, Inc. (the "Company" or "Broadbase") was incorporated on November 28, 1995 and develops and markets customer-focused analytic, marketing automation and e-service software applications that analyze customer data from multiple touch points, and use that information to execute targeted marketing campaigns, improve online merchandizing and content, deliver optimized Internet-based and traditional customer service, and personalize a wide range of customer interactions.

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements included herein reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 2000 included in the Company's Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 23, 2001. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of results to be expected for the full fiscal year of 2001 or any future period.

    In January 2000, the Company's Board of Directors approved a two-for-one stock split of the Company's outstanding shares payable in the form of a dividend of one additional share of the Company's common stock for every share owned by stockholders. The stock split became effective on April 7, 2000. All prior period share and per share data have been adjusted retroactively to reflect this split.

2. CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company considers all investments with an original maturity greater than three months and less than one year to be short-term investments. As of March 31, 2001, all short-term investments are classified as held-to-maturity as the Company has both the ability and intent to hold these securities to maturity; therefore, these securities are recorded on the accompanying balance sheets at amortized cost. Interest, dividends and realized gains and losses are included in interest income.

    The following is a summary of cash, cash equivalents and short-term investments as of March 31, 2001 (in thousands):

        Cash and cash equivalents:
                  Cash in bank                                  $      3,302
                  Money market funds                                  42,154
                  Short-term municipals                               14,750
                  U.S. Government agencies                             1,953
                  Commercial paper                                     8,572
                                                                ------------
                           Total cash and cash equivalents      $     70,731

        Short-term investments:
                  Corporate bonds and commercial paper          $     38,846
                  U.S. Government agencies                             7,647
                  Municipal notes and bonds                           13,446
                                                                ------------
                           Total short-term investments         $     59,939

3. ACCUMULATED OTHER COMPREHENSIVE LOSS

    The following are the components of comprehensive loss (in thousands):

                                              THREE MONTHS ENDED MARCH 31,
                                                2001                2000
                                            ------------       ------------
        Net loss                            $ (1,048,403)      $    (37,458)
        Unrealized loss on investments                --               (126)
        Foreign currency translation
          income (loss)                              658                (46)
                                            ------------       ------------
                 Comprehensive loss         $ (1,047,745)      $    (37,630)
                                            ============       ============

    The accumulated other comprehensive income at March 31, 2001 of approximately $390,000 consisted entirely of the cumulative foreign currency translation gains.

4. NET LOSS PER SHARE

    Net loss per share is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("FAS 128") which requires dual presentation of basic earnings per share ("EPS") and diluted EPS.

    Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and potentially dilutive common shares outstanding during the period. Diluted net loss per share, as presented, excludes potentially dilutive common shares outstanding for all periods as the effect of the assumed exercise of stock options, warrants and contingently issued shares is antidilutive due to the Company's net loss.

The following table sets forth the computation of net loss per share (in thousands, except per share amounts):

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                   -------------------------------
                                                       2001               2000
                                                   ------------       ------------
        Basic and diluted net loss per share:

        Net loss                                   $ (1,048,403)      $    (37,458)
                                                   ============       ============
        Weighted-average shares of common
            stock outstanding                            81,631             41,540
        Less weighted-average shares subject
            to repurchase                                  (364)            (1,008)
                                                   ------------       ------------
        Weighted-average shares of common
           stock outstanding used in
           computing basic and diluted net
           loss per share                                81,267             40,532
                                                   ------------       ------------
        Basic and diluted net loss per share       $     (12.90)      $      (0.92)
                                                   ============       ============

5. RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133, as amended, establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. FAS 133, which was adopted by the Company effective January 1, 2001, did not have an impact on the Company's financial position, results of operations, or cash flows because the Company does not currently utilize derivative financial instruments.

     On February 14, 2001, the FASB issued a limited revision of its September 7, 1999 Exposure Draft, "Business Combinations and Intangible Assets", that proposes to significantly change the accounting for goodwill acquired in a purchase business combination. Under the revised proposal, goodwill would not be amortized but would be reviewed for impairment, using a complex methodology different from the original proposal, when an event occurs indicating the potential for impairment. Goodwill impairment charges would be presented as a separate line item within the operating section of the income statement. The nonamortization approach would apply to previously recorded goodwill as well as goodwill arising from acquisitions completed after the application of the new standard. Amortization of the remaining book value of goodwill would cease and the new impairment-only approach would apply. The FASB expects to release the final statement in June 2001. The provisions of the proposed statement are to be applied at the beginning of the first fiscal quarter following its issuance for all entities.

6. ACQUISITIONS

     On February 1, 2000, the Company completed its acquisition of Rubric, Inc. ("Rubric"), a leading provider of e-marketing software applications. In connection with the acquisition, the Company issued approximately 6.0 million shares of its common stock in exchange for all outstanding shares of Rubric capital stock, and converted outstanding options and warrants to acquire Rubric capital stock into options and warrants to acquire approximately 1.2 million shares of the Company's common stock. Of the shares issued, approximately 600,000 shares of the Company's common stock are being held in escrow as collateral for indemnity obligations of Rubric and its shareholders. The total purchase price for Rubric was $371.7 million, consisting of $301.7 million of Broadbase common stock, $61.3 million of options to purchase Broadbase common stock and $8.7 million of acquisition related costs consisting primarily of direct transactions costs and involuntary termination benefits. As a result, the Company recorded a charge to operations upon consummation of the transaction related to acquired in-process research and development of approximately $10.1 million. In addition, the Company recorded approximately $361.8 million of intangible assets and goodwill on its balance sheet. Goodwill and intangible assets are being amortized on a straight-line basis over two to five years.

     On September 15, 2000, the Company completed its acquisition of Panopticon, Inc. ("Panopticon"), developers of a real-time recommendation engine that produces context-sensitive, personalized recommendations across web, wireless, e-mail and call center customer interaction points. In connection with this acquisition, the Company issued approximately 2.7 million shares of common stock in exchange for all outstanding shares of Panopticon capital stock, and converted outstanding options and warrants to acquire Panopticon capital stock into options and warrants to purchase approximately 535,000 shares of Broadbase common stock. Approximately 266,000 of the shares of Broadbase common stock are being held in escrow for a period of one year as collateral for indemnity obligations of Panopticon and its shareholders. The total purchase price for Panopticon was $102.1 million, consisting of $85.4 million of Broadbase common stock, $15.9 million of options and warrants to purchase Broadbase common stock and $800,000 of acquisition related costs. The purchase price of Panopticon was allocated to the fair value of the specific tangible and intangible assets acquired and liabilities assumed from Panopticon pursuant to an independent valuation. As a result the Company recorded a charge to operations upon consummation of the transaction related to acquired in-process research and development of approximately $2.8 million. In addition, the Company recorded approximately $92.8 million of intangible assets and goodwill on its balance sheet. Goodwill and intangible assets are being amortized on a straight-line basis over three to five years.

     On December 18, 2000, the Company completed its acquisition of Servicesoft, Inc. ("Servicesoft"), a leading provider of e-service software applications. In connection with this acquisition, the Company issued approximately 29.3 million shares of Broadbase common stock in exchange for all outstanding shares of Servicesoft capital stock, and converted outstanding options and warrants to acquire Servicesoft capital stock into options and warrants to purchase approximately 6.4 million shares of Broadbase common stock. Of the shares issued, approximately 2.9 million shares of the Company's common stock are being held in escrow for a period of one year as collateral for indemnity obligations of Servicesoft and its shareholders. The total purchase price for Servicesoft was $656.2 million, consisting of $546.8 million of Broadbase common stock, $96.8 million of options to purchase Broadbase common stock and $12.6 million of acquisition related costs consisting primarily of direct transactions costs and involuntary termination benefits. As a result, the Company recorded a charge to operations upon consummation of the transaction related to acquired in-process research and development of approximately $13.0 million. In addition, the Company recorded approximately $630.0 million of intangible assets and goodwill on its balance sheet. Goodwill and intangible assets are being amortized on a straight-line basis over one to five years.

     During the first three months of 2001, the Company recorded an impairment charge for the goodwill and intangible assets recorded as result of the above acquisitions, as well as the acquisitions of Aperio, Inc. in June 2000 and Decisionism, Inc in December 2000. See Note 7 "Impairment of Intangible Assets and Goodwill" for further information.

Pro forma information (unaudited)

     The following unaudited pro forma summarized results of operations have been prepared assuming that the acquisitions of Rubric, Panopticon and Servicesoft had occurred on January 1, 2000. The results of operations of Rubric, Panopticon and Servicesoft are included in the Company's actual results of operations for the first quarter of 2001. The acquisitions included in the pro forma results are those acquisitions deemed significant by SEC guidelines. These results presented below are not necessarily indicative of results of operations that would have occurred had the acquisitions actually been consummated as of the beginning of 2000, nor are the results presented below necessarily indicative of results to be expected in future periods.

                                                   THREE MONTHS
                                                  ENDED MARCH 31,
                                                      2000
                                               (IN THOUSANDS, EXCEPT
                                                  PER SHARE DATA)
                                               ---------------------
        Net revenue                               $     11,503
        Net loss                                  $    (99,447)
        Basic and diluted net loss per share      $      (1.37)

7.  IMPAIRMENT OF INTANGIBLE ASSETS AND GOODWILL

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. Goodwill associated with long-lived assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

     At March 31, 2001, the Company evaluated the long-lived assets and associated goodwill, recorded as a result of its purchase business combinations, for impairment because events and circumstances indicated that such assets might be impaired and the estimated fair value of these assets might be less than their recorded amounts. The Company performed such an assessment due to (i) the decrease in the Company's first quarter of 2001 net revenues in comparison to original forecasts due to the rapid general economic slowdown in the United States and Europe and resulting curtailment in purchases by corporate enterprises of software products and services during the first quarter of 2001,
(ii) expectations of a continued slowdown during the remainder of 2001 in corporate enterprise purchases of software products and services, (iii) the resulting reassessment by management of the Company's business plan and operations including projected growth rates, profitability estimates, and product offerings, all leading to a planned restructuring of operations, including reductions in force in the second quarter of 2001, (iv) the continuing and expected sustained decline in the Company's stock price resulting in the net book value of long-lived assets significantly exceeding the Company's market capitalization, and (v) the imputed value of the Company, based on the stock exchange ratio under the merger agreement with Kana Communications, Inc. ("Kana") signed on April 9, being less than the Company's tangible book value. The results of this assessment, which compared projected enterprise-wide undiscounted cash flows to the carrying value of long-lived tangible and intangible assets and associated goodwill, indicated that impairment charge would have to be recorded. The charge recorded, $958.2 million, was based upon the estimated enterprise-wide discounted cash flows over the remaining useful lives of the assets, including goodwill, using a discount rate of 20%. The assumptions supporting the cash flows and discount rate used in the analyses were based on the Company's estimates as of that date. The remaining intangible assets and goodwill of approximately $32.8 million will be amortized over their remaining useful lives.


8. SUBSEQUENT EVENTS

     Proposed Acquisition by Kana

     On April 9, 2001, Broadbase entered into a definitive agreement to be acquired by Kana. Under this agreement, upon completion of the acquisition, each outstanding share of Broadbase common stock will be converted into the right to acquire 1.05 shares of Kana common stock and all outstanding options and warrants of Broadbase will be assumed by Kana and will become options and warrants to purchase Kana common stock in accordance with the exchange ratio. The acquisition is intended to constitute a reorganization for federal income tax purposes and will be accounted for as a purchase business combination. The acquisition is subject to the approval of each of Broadbase's and Kana's stockholders, and certain other customary closing conditions. In addition, in connection with the merger agreement, Broadbase entered into a loan agreement with Kana under which Broadbase agreed to loan up to $20 million to Kana to fund its operating activities.

     Stock Option Repricing

     On April 26, 2001, the Company announced an offer to certain holders of outstanding options to purchase Broadbase common stock the opportunity to exchange and cancel any of their outstanding options to purchase shares of Broadbase common stock for new options to purchase the same number of shares covered by the options tendered for exchange. This offer is voluntary and must be accepted by individual option holders in writing no later than May 24, 2001. To be eligible to participate, an option holder must have been an employee, officer, director, consultant, independent contractor or advisor of Broadbase or its subsidiaries as of April 11, 2001. Pursuant to this offer, the Company will cancel eligible outstanding options tendered for exchange and grant new options under either the 1999 Equity Incentive Plan or 2000 Stock Incentive Plan. The per share exercise price of the new options issued in this exchange will be $0.92, which was the closing price of the Company's common stock as reported by the Nasdaq National Market on April 11, 2001. Subject to certain exceptions, options issued in the exchange will vest and become exercisable in 48 equal monthly increments beginning on April 11, 2001. New options replacing any existing options that were entirely unvested as of the grant date will begin to vest on April 11, 2001, but will not be exercisable until the first date that the corresponding existing option would have become exercisable (at which time, the new option will be exercisable as to any shares that vested monthly between April 11, 2001 and the first date of exercisability). New options issued in exchange for options that were fully vested upon grant will also be fully vested upon grant. Other than changes to the exercise price and vesting schedule, the terms and conditions of the new options issued in the exchange will be substantially similar to those of the corresponding cancelled options.

     This offer to exchange options constitutes an option repricing, requiring the Company to use variable accounting to measure any compensation expense arising from all options subject to this offer. Since the exercise price of new options issued in the exchange is at the fair market value on the date of grant, there will be no compensation expense as of April 11, 2001. However, in each reporting period after April 11, 2001, the Company will recognize compensation expense for any subsequent increases in intrinsic value of the new options issued (measured by changes in the quoted market price of the Company's common stock compared to the exercise price). Subsequent declines in the intrinsic value of these new options will result in reversal of previously recognized expense. Compensation expense arising from these options will be recognized over the remaining vesting period as of each reporting period-end. After the options become fully vested, any additional compensation due to changes in intrinsic value will be recognized as compensation expense immediately until each new option is exercised, forfeited, or expires. The Company will not be able to provide an estimate of any future compensation expense resulting from this repricing.

     Personnel Reductions and Restructuring

     During the first quarter of 2001, the Company recorded approximately $3.5 million in merger expense for severance costs to eliminate approximately 100 former Servicesoft personnel, representing personnel employed on a transitional basis and certain newly identified redundant employees. During April 2001, the Company also initiated a restructuring of its operations and further reduced personnel by approximately 175 employees in an effort to streamline operations and reduce costs. These two personnel reductions represented a reduction of approximately 41% based on the Company's staffing level as of December 31, 2000. As a result, we will record significant restructuring costs in the second quarter of 2001, including costs of personnel reductions and the abandonment of certain facilities, although the amount of these costs have not yet been fully quantified.